UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  November 3, 2010

China Bilingual Technology & Education Group Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-162103	68-0678185
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 2 Longbao Street Xiaodian Zone, Taiyuan City Shanxi Province, China		030031
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 01186-351-79639888

(Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2010, China Bilingual Technology & Education Group Inc. (the “Company”) entered into a Consulting Agreement with Michael Toups (the “Consulting Agreement”), pursuant to which Mr. Toups agreed to serve as Chief Financial Officer of the Company. Mr. Toup’s appointment as Chief Financial Officer was ratified by the Company’s board of directors on November 3, 2010.  Pursuant to the Consulting Agreement, Mr. Toups is entitled to receive $6,000 per month in consideration for his services as Chief Financial Officer of the Company. In addition, Mr. Toups is entitled to receive a stock award of $72,000 in shares of the Company’s common stock, which vest on a quarterly basis. Mr. Toups is also entitled to reimbursement for all reasonable travel and other business expenses incurred by him.

Mr. Toups, 44 years old, also currently serves as Chief Financial Officer of Longwei Petroleum Investments Holding Limited, a China-based petroleum distributor listed on the NYSE AMEX, a position he has held since June 23, 2010. Mr. Toups expertise includes PCAOB audits, SEC reporting and Sarbanes-Oxley compliance.  He is also well-versed in Chinese business practices and has directed strategic planning for Asia-based companies for over 12 years. Mr. Toups has previously served as Director of Asia Investment Banking, Midtown Partners & Co. from December 2007 to July 2010 and as the CFO and Director of Nork Lighting, a China-based manufacturer and the largest retailer of high-end residential lighting products in China from December 2007 to July 2010.  From January 2001 to December 2007, he served as president of Peak Crown, a consulting company for the import of products from Asia and financial services.  Mr. Toups holds an MBA in Finance from the University of Notre Dame and a BBA in Finance from Texas Christian University.

There is no family relationship between Mr. Toups and any other executive officer or director of the Company.  In addition, other than the Consulting Agreement, Mr. Toups has not had a direct or indirect material interest in any transaction in which the Company was a participant.

  Item 8.01.  Other Events.

On November 5, 2010, the Company intends to issue a press release announcing the appointment of Michael Toups as its Chief Financial Officer. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

  Item 9.01.  Financial Statements and Exhibits.

 (d)           Exhibits.

Exhibit No.	Description
10.1	Consulting Agreement between China Bilingual Technology & Education Group Inc. and Michael Toups

99.1	Press Release dated November 5, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHINA BILINGUAL TECHNOLOGY & EDUCATION GROUP INC.

Date: November 4, 2010	By:	/s/Michael Toups
Name: Michael Toups
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Consulting Agreement between China Bilingual Technology & Education Group Inc. and Michael Toups

99.1	Press Release dated November 5, 2010